UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 7, 2023

Date of Report (Date of earliest event reported)

Sempra

(Exact name of registrant as specified in its charter)

California	1-14201	33-0732627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

488 8th Avenue, San Diego, California 92101	(619) 696-2000
(Address of principal executive offices) (Zip Code)	(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Sempra Common Stock, without par value	SRE	New York Stock Exchange
Sempra 5.75% Junior Subordinated Notes Due 2079, $25 par value	SREA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On November 7, 2023, Sempra (the “Company”) entered into (a) forward sale agreements with each of Morgan Stanley & Co. LLC and Citibank, N.A. (collectively, the “forward purchasers”), and (b) an underwriting agreement with Morgan Stanley & Co. LLC and Citigroup Global Markets Inc., as representatives of the several underwriters named in Schedule I thereto (the “Underwriters”), and the forward sellers party thereto. The underwriting agreement provides for the public offering and sale of 17,142,858 shares of the Company’s common stock at a public offering price of $70.00 per share (the “Offering”).

The forward purchasers or their affiliates borrowed and sold an aggregate of 17,142,858 shares of the Company’s common stock to the Underwriters on November 10, 2023 in connection with the closing of the Offering on such date. The Company intends (subject to the Company’s right to elect cash or net share settlement subject to certain conditions) to issue and sell, upon physical settlement of the forward sale agreements on one or more dates specified by the Company occurring no later than December 31, 2024, an aggregate of 17,142,858 shares of the Company’s common stock to the forward purchasers at an initial forward sale price of $68.8450 per share, subject to certain adjustments as provided in the forward sale agreements.

The Company granted the Underwriters an option to purchase up to an additional 2,571,428 shares of the Company’s common stock directly from the Company, solely to cover over-allotments, if any, which option was exercised in part for 2,099,152 shares on November 8, 2023 and the remainder of which remains exercisable until December 7, 2023.

The Company estimates its net proceeds from the sale of shares of its common stock pursuant to the forward sale agreements (after deducting underwriting discounts but before deducting the Company’s other offering expenses estimated at $600,000) will be approximately $1.180 billion, subject to certain adjustments to the forward sale price pursuant to the forward sale agreements and assuming full physical settlement of the forward sale agreements. Proceeds to the Company at the closing of the Offering (after deducting underwriting discounts but before deducting the Company’s other offering expenses estimated at $600,000) were approximately $144.5 million in connection with the Underwriters’ partial exercise of their over-allotment option.

The shares are being offered under a prospectus supplement and related prospectus filed with the U.S. Securities and Exchange Commission pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-272237) (the “Shelf Registration Statement”). Copies of the underwriting agreement and each forward sale agreement are attached as exhibits to this Current Report on Form 8-K and are incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to such exhibits.

Information Regarding Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions about the future, involve risks and uncertainties, and are not guarantees. Future results may differ materially from those expressed or implied in any forward-looking statement. These forward-looking statements represent our estimates and assumptions only as of the filing date of this report. We assume no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise.

Forward-looking statements can be identified by words such as “believe,” “expect,” “intend,” “anticipate,” “contemplate,” “plan,” “estimate,” “project,” “forecast,” “should,” “could,” “would,” “will,” “confident,” “may,” “can,” “potential,” “possible,” “proposed,” “in process,” “construct,” “develop,” “opportunity,” “initiative,” “target,” “outlook,” “optimistic,” “poised,” “maintain,” “continue,” “progress,” “advance,” “goal,” “aim,” “commit,” or similar expressions, or when we discuss our guidance, priorities, strategy, goals, vision, mission, opportunities, projections, intentions or expectations. Such forward–looking statements include, among other things, statements regarding the Company’s intention to physically settle the forward sale agreements, as opposed to cash or net share settlement, and statements regarding whether the underwriters exercise their option to purchase additional shares of the Company’s common stock, solely to cover over-allotments, if any.

Factors, among others, that could cause actual results and events to differ materially from those expressed or implied in any forward-looking statement include: California wildfires, including potential liability for damages regardless of fault and any inability to recover all or a substantial portion of costs from insurance, the wildfire fund established by California Assembly Bill 1054, rates from customers or a combination thereof; decisions, investigations, inquiries, regulations, denials or revocations of permits, consents, approvals or other authorizations, renewals of franchises, and other actions by the (i) California Public Utilities Commission (CPUC), Comisión Reguladora de Energía (Mexico’s Energy Regulatory Commission), U.S. Department of Energy, U.S. Federal Energy Regulatory Commission, Public Utility Commission of Texas, U.S. Internal Revenue Service, and other governmental and regulatory bodies and (ii) U.S., Mexico and states, counties, cities and other jurisdictions therein and in other countries where we do business; the success of business development efforts, construction projects, acquisitions, divestitures, and other significant transactions, including risks in (i) being able to make a final investment decision, (ii) completing construction projects or other transactions on schedule and budget, (iii) realizing anticipated benefits from any of these efforts if completed, and (iv) obtaining third-party consents and approvals; macroeconomic trends or other factors that could change our capital expenditure plans and their potential impact on rate base or other growth; litigation, arbitrations, property disputes and other proceedings, and changes to laws and regulations, including those related to tax and trade policy and the energy industry in Mexico; cybersecurity threats, including by state and state-sponsored actors, of ransomware or other attacks on our systems or the systems of third parties with which we conduct business, including the energy grid or other energy infrastructure, all of which continue to become more pronounced; the availability, uses, sufficiency, and cost of capital resources and our ability to borrow money or otherwise raise capital on favorable terms and meet our obligations, including due to (i) actions by credit rating agencies to downgrade our credit ratings or place those ratings on negative outlook, (ii) instability in the capital markets, or (iii) rising interest rates and inflation; failure of foreign governments, state-owned entities and our counterparties to honor their contracts and commitments; the impact on affordability of San Diego Gas & Electric Company’s (SDG&E) and Southern California Gas Company’s (SoCalGas) customer rates and their cost of capital and on SDG&E’s, SoCalGas’ and Sempra Infrastructure’s ability to pass through higher costs to customers due to (i) volatility in inflation, interest rates and commodity prices, (ii) with respect to SDG&E’s and SoCalGas’ businesses, the cost of the clean energy transition in California, and (iii) with respect to Sempra Infrastructure’s business, volatility in foreign currency exchange rates; the impact of climate and sustainability policies, laws, rules, regulations, disclosures and trends, including actions to reduce or eliminate reliance on natural gas, increased uncertainty in the political or regulatory environment for California natural gas distribution companies, the risk of nonrecovery for stranded assets, and our ability to incorporate new technologies; weather, natural disasters, pandemics, accidents, equipment failures, explosions, terrorism, information system outages or other events that disrupt our operations, damage our facilities or systems, cause the release of harmful materials or fires or subject us to liability for damages, fines and penalties, some of which may not be recoverable through regulatory mechanisms or insurance or may impact our ability to obtain satisfactory levels of affordable insurance; the availability of electric power, natural gas and natural gas storage capacity, including disruptions caused by failures in the transmission grid, pipeline system or limitations on the withdrawal of natural gas from storage facilities; Oncor Electric Delivery Company LLC’s (Oncor) ability to reduce or eliminate its quarterly dividends due to regulatory and governance requirements and commitments, including by actions of Oncor’s independent directors or a minority member director; and other uncertainties, some of which are difficult to predict and beyond our control.

These risks and uncertainties are further discussed in the prospectus supplement and accompanying prospectus for the equity offering described in this report and in the reports that Sempra has filed with the U.S. Securities and Exchange Commission (SEC) that are incorporated by reference therein. These reports are available through the EDGAR system free-of-charge on the SEC’s website, sec.gov. Investors should not rely unduly on any forward-looking statements.

Sempra Infrastructure, Sempra Infrastructure Partners, Sempra Texas, Sempra Texas Utilities, Oncor and Infraestructura Energética Nova, S.A.P.I. de C.V. (IEnova) are not the same companies as the California utilities, SDG&E or SoCalGas, and Sempra Infrastructure, Sempra Infrastructure Partners, Sempra Texas, Sempra Texas Utilities, Oncor and IEnova are not regulated by the CPUC.

None of the website references in this report are active hyperlinks, and the information contained on, or that can be accessed through, any such website is not, and shall not be deemed to be, part of this document.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

1.1	Underwriting Agreement, dated November 7, 2023, by and among Sempra and Morgan Stanley & Co. LLC and Citigroup Global Markets Inc., as representatives of the several underwriters named therein, and the forward sellers party thereto

1.2	Confirmation of Registered Forward Transaction, dated November 7, 2023, by and between Sempra and Morgan Stanley & Co. LLC

1.3	Confirmation of Registered Forward Transaction, dated November 7, 2023, by and between Sempra and Citibank, N.A.

5.1	Opinion of Latham & Watkins LLP

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMPRA,
(Registrant)

Date: November 13, 2023	By:	/s/ Peter R. Wall
Peter R. Wall
Senior Vice President, Controller and Chief Accounting Officer